Exhibit 99.1

Off The Hook Yachts Boosts Inventory Financing Floorplan to $60 Million to Drive Unprecedented Growth in 2026

Floorplan more than doubles from $25 million pre-IPO; Increased inventory to support robust year-over-year growth with expected 2026 revenues of $140 to $145 million

Wilmington, NC — January 20, 2026 — Off The Hook YS Inc. (NYSE American: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), America’s largest buyer and seller of pre-owned boats, today announced it has expanded its inventory financing capacity to $60 million, more than doubling its floorplan financing from $25 million prior to its IPO. The expanded facility strengthens Off the Hook’s ability to acquire and carry more high-quality used boat inventory to meet accelerating customer demand and support the Company’s growth strategy in 2026.

“Becoming a publicly traded company was a strategic step toward building a stronger balance sheet and expanding our access to capital,” said Brian John, CEO of Off the Hook. “A larger floorplan gives us more than double the buying power we had prior to the IPO, so we can acquire more of the right used boats, faster while maintaining the flexibility to scale inventory and drive growth as we move into 2026.”

With greater floorplan capacity, Off the Hook expects to carry a broader selection across key geographies and boat categories, increasing the likelihood that customers find the right boat at the right price, sooner. More inventory also supports higher conversion rates, faster turn times, and improved sales velocity. That momentum is amplified by Off the Hook’s AI-driven sales platform, which helps seamlessly match buyers and sellers and accelerate decision-making across the transaction lifecycle. In addition, Off the Hook’s vertically integrated model enables multiple value-added upsells on each sale, including customer financing, insurance, warranties, and other services designed to improve the customer experience while expanding margin opportunity.

Floorplan financing is a form of inventory-backed credit that enables dealers to purchase boats and hold them for sale without paying the full cost upfront. In marine retail, the boat itself typically serves as collateral; the dealer pays interest while the boat is in inventory and repays the principal when the boat is sold.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc., America’s largest buyer and seller of pre-owned boats, is a vertically integrated marine platform transforming how a market of ~1 million used boats and yachts are bought, sold, and financed across the U.S. annually. The Company’s proprietary AI-powered systems and national acquisition model drive unmatched speed, efficiency, and transparency leading to its acquisition of more than $100 million in boat purchases annually at a 5X inventory turn. With a scalable infrastructure spanning technology, wholesale, brokerage, financing, asset recovery, repair, and support yacht services, Off The Hook is well-positioned to lead the evolving $57 billion marine market. Off The Hook’s vertically integrated businesses includes: Autograph Yacht Group, Azure Funding, Boats & Buyers, and We Buy Boats.

Contact

Off The Hook YS Inc.

Chad Corbin, Chief Financial Officer

chadcorbin@offthehookys.com

Investor Relations
ir@offthehookys.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.